EXHIBIT 5.2

STITES & HARBISON, PLLC

400 West Market Street, Suite 1800

Louisville, Kentucky 40202-3352

Telephone: (502) 587-3400

Facsimile: (502) 587-6391

January 25, 2018

Owens Corning

One Owens Corning Parkway

Toledo, OH 43659

RE:	4.400% Senior Notes Due 2048

Ladies and Gentlemen:

We have acted as counsel in the Commonwealth of Kentucky (“Kentucky”) to Soltech, Inc., a Kentucky corporation (the “Kentucky Guarantor”), a wholly owned subsidiary of Owens Corning, a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of $400,000,000 aggregate principal amount of its 4.400% Senior Notes due 2048 (the “Notes”) pursuant to the prospectus supplement dated January 23, 2018 (the “Prospectus Supplement”), which supplements the prospectus dated January 11, 2018 (the “Base Prospectus”) that forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-222514) filed on January 11, 2018 (the “Registration Statement”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations under the Securities Act. The Notes are being issued under the Indenture (the “Base Indenture”) dated as of June 2, 2009, among the Company, the subsidiaries of the Company described therein as guarantors (“Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of June 8, 2009, among the Company, the Guarantors named as a party thereto and the Trustee, as further amended and supplemented by the Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of May 26, 2010, among the Company, the Guarantors named as a party thereto and the Trustee, as further amended and supplemented by the Third Supplemental Indenture (the “Third Supplemental Indenture”), dated as of October 22, 2012, among the Company, the Guarantors named as a party thereto and the Trustee, as further amended and supplemented by the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), dated as of November 12, 2014, among the Company, the Guarantors named as a party thereto and the Trustee, as further amended and supplemented by the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”), dated as of August 8, 2016, among the Company, the Guarantors named as a party thereto and the Trustee, as further amended and supplemented by the Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”), dated as of October 3, 2016, among the Company, the Guarantors named as a party thereto and the Trustee, as further amended and

Owens Corning

January 25, 2018

supplemented by the Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”), dated as of February 27, 2017, among the Company, the Guarantors named as a party thereto and the Trustee, as further amended and supplemented by the Eighth Supplemental Indenture (the “Eighth Supplemental Indenture”), dated as of June 26, 2017, among the Company, the Guarantors named as a party thereto and the Trustee, and as further amended and supplemented by the Ninth Supplemental Indenture (the “Ninth Supplemental Indenture”), dated as of August 23, 2017, among the Company, the Guarantors named as a party thereto and the Trustee, and as further amended and supplemented by the Tenth Supplemental Indenture (the “Tenth Supplemental Indenture”; and with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, and the Ninth Supplemental Indenture, collectively, the “Indenture”), dated as of January 25, 2018, among the Company, the Guarantors named as a party thereto and the Trustee, which Notes will be guaranteed by the Kentucky Guarantor. The guarantee of the Notes by the Kentucky Guarantor is evidenced by the Notation of Guarantee (the “Guarantee”) of even date herewith.

In rendering the opinions expressed below, we have examined and relied upon (i) a copy of the Underwriting Agreement, dated as of January 23, 2018 (the “Underwriting Agreement”), among Citigroup Global Markets Inc., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC as representatives of the Underwriters, the Company, and the Guarantors named therein (the “Guarantors”), including the Kentucky Guarantor, (ii) a copy of the Prospectus Supplement delivered to us by the Company; (iii) a copy of the Indenture (including the form of Guarantee attached thereto); (iv) a copy of the Articles of Incorporation of the Kentucky Guarantor, as certified by the Secretary of State of Kentucky on January 19, 2018 (the “Articles of Incorporation”), (v) a Certificate of Existence for the Kentucky Guarantor, as issued by the Secretary of State of Kentucky on January 19, 2018 (the “Certificate of Existence”); (vi) a copy of the Amended and Restated By-Laws of the Kentucky Guarantor (the “Bylaws”), as certified by the Assistant Secretary of the Kentucky Guarantor, and (vii) a copy of all proceedings, actions and resolutions of the board of directors of the Kentucky Guarantor relating to the Registration Statement, the Indenture, the Guarantee and the issuance and sale of the Notes. In such review, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. Without independent investigation, we have relied upon and assumed the accuracy and completeness of (i) certificates and statements of officers of the Kentucky Guarantor as to factual matters, (ii) corporate records provided to us by such officers, (iii) certificates, copies and other documents obtained from public officials, and (iv) the representations and warranties contained in the Underwriting Agreement as to factual matters.

We also have assumed without investigation that (i) the Registration Statement, the Indenture and the Guarantee have been duly authorized, executed and delivered by all parties to the Registration Statement, the Indenture and the Guarantee other than the Kentucky Guarantor

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January 25, 2018

and (ii) the Kentucky Guarantor’s execution, delivery or performance of the Registration Statement, the Indenture and the Guarantee will not breach, violate, conflict with or constitute a default under any agreement (other than the Registration Statement, the Indenture and the Guarantee), contract or obligation of the Kentucky Guarantor. We have further assumed, without investigation, the receipt or making of any consent, approval, order or authorization of, and the effectiveness of any registration or filing with, any third party or governmental body that is required to be received or made by any party in connection with the execution, delivery and filing of the Registration Statement, the Indenture or the Guarantee, or the consummation of the transactions contemplated thereby.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth in this opinion (the “Opinion”), we are of the opinion that:

1.    The Kentucky Guarantor is a corporation duly incorporated and validly existing under the laws of Kentucky.

2.    The Kentucky Guarantor has the corporate power and authority to execute, deliver and perform its obligations under the Registration Statement, the Indenture and the Guarantee.

3.    The Kentucky Guarantor has duly authorized (i) the execution and delivery of the Indenture and the Guarantee and (ii) the performance by the Kentucky Guarantor of its obligations under the Indenture and the Guarantee.

4.    The Indenture and the Guarantee have been duly authorized, executed and delivered by the Kentucky Guarantor.

5.    None of the execution, delivery and performance by the Kentucky Guarantor of its obligations under the Indenture, the issuance of the Guarantee by the Kentucky Guarantor or the consummation of any other of the transactions therein contemplated or the fulfillment of the terms thereof will (i) violate the Articles of Incorporation or Bylaws of the Kentucky Guarantor or (ii) violate any applicable Kentucky laws to which the Kentucky Guarantor or any of its properties is subject or, to our knowledge, violate any judgment, order or decree applicable to the Kentucky Guarantor of any Kentucky court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Kentucky Guarantor or any of its properties.

This Opinion is limited to the laws of Kentucky, and we express no opinion concerning the laws of any other jurisdiction or whether such laws may apply, under a conflict of laws analysis or otherwise. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder. We express no opinion as to the enforceability of the Registration Statement, the Indenture or the Guarantee.

Owens Corning

January 25, 2018

This Opinion is for your benefit in connection with the transactions contemplated by the Registration Statement, the Prospectus Supplement, the Indenture and the Guarantee and may be relied upon only by you and other persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this Opinion as an exhibit to the Company’s current report on Form 8-K on the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement, and to all references to our firm in the Prospectus and the Prospectus Supplement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

Very truly yours,

STITES & HARBISON PLLC

/s/ Stites & Harbison, PLLC

APH/DES